Exhibit 4.2

EXECUTION VERSION

FOUNDATION MEDICINE, INC.

AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment to Second Amended and Restated Investors’ Rights Agreement (this “Amendment”), is executed as of January 11, 2015, by the undersigned Investors (as defined herein) and Foundation Medicine, Inc., a Delaware corporation (the “Company”). Reference is hereby made to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of June 20, 2013 (the “Existing Rights Agreement”), by and among the Company and the investors listed on Schedule A thereto (each, an “Investor”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Existing Rights Agreement.

WHEREAS, Section 2.2 of the Existing Rights Agreement provides that in the event the Company determines to register any of its securities either for its own account or the account of a security holder or holders, the Company shall, subject to the terms and limitations in the Existing Rights Agreement, include in such registration Registrable Securities owned by each Investor to the extent requested by such Investor;

WHEREAS, Section 2.13 of the Existing Rights Agreement provides that the Company shall not, without the prior written consent of the Holders of at least two-thirds of the Registrable Securities (the “Requisite Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights (i) if such registration rights would be pari passu with, or senior to, any registration rights of the Investors provided under the Existing Rights Agreement or (ii) such holder or prospective holder would not be bound by obligations similar to the obligations of the Holders set forth in Sections 2.4 (regarding forfeiture of rights), 2.6, 2.7, 2.10 and 2.11 of the Existing Rights Agreement;

WHEREAS, the Company is proposing to enter into a series of transactions (the “Transactions”) with Roche Holdings, Inc. (“Roche”) and certain of its affiliates;

WHEREAS, if the Transactions are consummated, the Company shall grant registration rights to Roche and its affiliates (the “Roche Rights”) pursuant to an Investor Rights Agreement, by and among the Company, Roche and certain other stockholders of the Company, dated on or about the date hereof, in substantially the form attached hereto as Exhibit A (the “Roche Agreement”);

WHEREAS, in connection with the grant of the Roche Rights to Roche and its affiliates under the Roche Agreement, the Company is requesting that the Investors consent to the Company’s grant of the Roche Rights and amend the Existing Rights Agreement to incorporate the Roche Rights where applicable;

WHEREAS, the Existing Rights Agreement and any term thereof may be amended, waived, discharged or terminated by an instrument signed by the Company and the Requisite Holders; and

WHEREAS, the undersigned Investors, representing the Requisite Holders, on behalf of themselves and all other Investors, wish to consent to the Company’s grant of the Roche Rights and amend the Existing Rights Agreement to incorporate the Roche Rights under the Roche Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Acceptance Time (as defined in the Roche Agreement), the undersigned agree as follows:

1. The Existing Rights Agreement be, and hereby is, amended to insert a new Section 2.3A to follow Section 2.3 and to read as follows:

“2.3A Alternative Company Registration. Notwithstanding any other provision of Sections 2.1, 2.2 or 2.3 herein, if, at any time prior to the termination of each Holder’s registration rights pursuant to Section 2.14 hereof, (i) the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (including any Holder or Holders), other than a registration pursuant to an Exempted Registration, (ii) Roche is offered the opportunity to include in such registration securities pursuant to Section 5.02 of the Roche Agreement, and (iii) the number of shares included in such registration is reduced to the Maximum Offering Size (as defined in the Roche Agreement) pursuant to Section 5.02(b) of the Roche Agreement, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size (as defined in the Roche Agreement):

(i)	first, so much of the Company Securities (as defined in the Roche Agreement) proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size (as defined in the Roche Agreement);

(ii)	second, (x) all Registrable Securities (as defined in the Roche Agreement) of the Registering Investors (as defined in the Roche Agreement) requested to be included in such registration by Roche pursuant to the Roche Agreement and (y) all Registrable Securities requested to be included in such registration by any Holder pursuant to this Agreement (allocated between (x) and (y), if necessary for the offering not to exceed the Maximum Offering Size (as defined in the Roche Agreement), pro rata among such Registrable Securities (as defined in the Roche Agreement) and such Registrable Securities requested to be included in such registration by the Registering Investors (as defined in the Roche Agreement) and the Holders, respectively); and

(iii)	third, any securities proposed to be registered for the account of any other Persons (as defined in the Roche Agreement), with such priorities among them as the Company shall determine.”

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2. The Existing Rights Agreement be, and hereby is, amended to insert a new Section 2.3B to follow Section 2.3A and to read as follows:

“2.3B Cutback Provision. Notwithstanding any other provision of this Agreement, in the event Roche elects to commence a Demand Registration (as defined in the Roche Agreement) at any time prior to the termination of each Holder’s registration rights pursuant to Section 2.14 hereof, and the number of shares included in such registration is reduced to the Maximum Offering Size (as defined in the Roche Agreement), Registrable Securities requested to be included in such registration by any Holder shall only be included after all Registrable Securities (as defined in the Roche Agreement) of the Registering Investors (as defined in the Roche Agreement) requested to be included in such registration by Roche are so included in accordance with Section 5.01(e) of the Roche Agreement. The securities described in Section 5.01(e)(ii) of the Roche Agreement shall be included in such registration in accordance with Section 2.2 of this Agreement.”

3. The undersigned, representing the Requisite Holders, on behalf of themselves and all other Investors, hereby consent to the Company’s grant of the Roche Rights for all purposes of the Existing Rights Agreement, including Section 2.13 of the Existing Rights Agreement, and hereby waive, and agree to waive, on behalf of themselves and all other Holders, any and all related rights with respect to the Roche Rights and the Roche Agreement, other than as set forth herein.

4. In the event the Acceptance Time (as defined in the Roche Agreement) does not occur or the Roche Agreement is terminated pursuant to Section 7.02 of the Roche Agreement prior to the Acceptance Time, this Amendment shall not become effective and shall have no force or effect.

5. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

6. This Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, in each case without regard to its principles of conflicts of laws.

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Acknowledged and Agreed as of this

11th day of January, 2015

FOUNDATION MEDICINE, INC.

By:	/s/ Steven J. Kafka
Name:	Steven J. Kafka
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JVEN CAPITAL, LLC

By:	/s/ Evan Jones
Name:	Evan Jones
Title:	Managing Member

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DAVID P. SCHENKEIN 2004 REVOCABLE TRUST

/s/ David Schenkein
David Schenkein, Trustee

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AMY P. SCHENKEIN 2004 REVOCABLE TRUST

/s/ Amy P. Schenkein
Amy P. Schenkein, Trustee

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESTOR:

KPCB HOLDING, INC., AS NOMINEE

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESTOR:

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures, GP, L.P., its general partner

By:	TRV GP, LLC, its general partner

By:	/s/ Kevin Gillis
Name:	Kevin Gillis
Title:	Partner and CFO

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESTOR:

GOOGLE VENTURES 2011, L.P.
By:	Google Ventures 2011 GP, L.L.C., its General Partner

By:	/s/ Jennifer L. Kercher
Name:	Jennifer L. Kercher
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT